                                                                     Exhibit 4.7

                       EAGLE FAMILY FOODS HOLDINGS, INC.

                            SUBSCRIPTION AGREEMENT


                                                      January 23, 1998


GE PRIVATE PLACEMENT PARTNERS II,
A LIMITED PARTNERSHIP
3003 Summer Street
Stamford, CT 06905
Attention: Andreas Hildebrand

WARBURG, PINCUS VENTURES, L.P.
466 Lexington Avenue
17th Floor
New York, NY 10017
Attention: Kewsong Lee


Gentlemen:

          This letter is being written for the purpose of setting forth the basic terms of the understandings between Eagle Family Foods Holdings, Inc., a Delaware corporation (the "Company"), and you in connection with the purchase by you and sale by the Company of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and Series A Non-Voting Preferred Stock, par value $0.01 per share ("Preferred Stock") as set forth below.

          If you are in agreement with the terms and conditions set forth herein, please sign the last page of one copy of this letter and return it to us, whereupon this letter shall represent a legally binding agreement between us and shall supersede any prior agreement between you and the Company or any third party as regards the sale and purchase of stock of the Company. Please keep the other copy of this letter for your files.

     1.   AUTHORIZATION OF CAPITAL STOCK. The Company has authorized the
          ------------------------------
creation of (i) 1,200,000 shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock. The terms, limitations and relative rights and preferences of the Common Stock and Preferred Stock are set forth in the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation").

     2.   PURCHASE AND SALE OF SHARES.
          ---------------------------

           (a) Subject to the terms and conditions hereof, on the Closing Date, as defined herein, the Company shall issue to you and you shall purchase from the Company, the number of shares of Common Stock and Preferred Stock (collectively, the "Shares") set forth opposite your name on Schedule I hereto for the amount per share in cash set forth on Schedule I hereto (the "Purchase Price").

           (b) Such issuance and purchase shall be effected by the Company executing and delivering to you duly executed certificates evidencing the Shares to be subscribed by you, duly registered in your name against delivery by you to the Company of the amounts set forth opposite your name on Schedule I. Such payment shall be made by wire transfer.

           (c) The closing of the sale shall take place concurrently with the closing of the acquisition of the Borden Brands North America business by the Company's wholly-owned subsidiary, Eagle Family Foods, Inc., pursuant to the Asset Purchase Agreement dated as of November 24, 1997, as amended as of December 9, 1997 and January 15, 1998 (as so amended, the "Asset Purchase Agreement"), among Borden Foods Corporation, BFC Investments, L.P. and the Company (the "Closing Date").

           (d) On the Closing Date, the Company shall deliver to you such officers' certificates, good standing certificates, instruments and opinions as you shall reasonably request relating to the transactions contemplated hereby.

     3.   RESTRICTIONS ON STOCK. None of the Shares (including any shares
          ---------------------
received as a result of dividends, splits or any other forms of recapitalization in respect of such Shares) shall be Transferred (as hereinafter defined), either voluntarily or involuntarily, directly or indirectly, except (i) pursuant to an effective registration under the Securities Act (as hereinafter defined), or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder and (ii) in accordance with the terms of the Stockholders Agreement, dated as of the Closing Date, by and among the Company, each of you and the Management Investors (as defined therein) (as the same may be amended from time to time, the "Stockholders Agreement").

     4.   WARRANTIES AND REPRESENTATIONS OF THE COMPANY
          ---------------------------------------------

          The Company represents and warrants that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Annexed hereto as Exhibits A and B, respectively, are true and complete copies of the Certificate of Incorporation and the Bylaws as in effect on the date hereof.

          (b) The Company has been recently formed to enter into the Asset Purchase Agreement and to consummate the transactions contemplated thereby and has not conducted any business other than in connection therewith and certain start-up activities. As of the Closing Date, the Company will have no assets or liabilities other than those incurred in connection with the Company's incorporation and the Company's start-up activities, and those acquired or assumed pursuant to the Asset Purchase Agreement and those acquired or incurred in connection with the transactions contemplated thereby.

          (c) The Board of Directors of the Company (the "Board") has authorized the execution, delivery, and performance of this Agreement, and each of the transactions contemplated hereby. No other corporate action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board has authorized the issuance and delivery of the Shares in accordance with this Agreement.

          (d) The Shares to be issued and sold by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued by the Company, fully paid and nonassessable shares of the Company, and no stockholder of the Company has any preemptive rights to subscribe for any such Shares.

          (e) The creation, authorization, issuance, offer and sale of the Shares do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or the vote, consent or approval in any manner of the holders of any Security (as hereinafter defined) of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Shares. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate (i) the terms and conditions of the Certificate of Incorporation or the Bylaws of the Company, or any agreement or instrument to which the Company is a party or by which it is bound or (ii) subject to the accuracy of your representations and warranties contained in Section 5 hereof, any federal or state law.

     5.   INVESTOR REPRESENTATIONS
          ------------------------

          You represent and warrant that:

          (a)  Offering Exemption. You understand that the Shares have not been
               ------------------
registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon your representations contained herein.

          (b)  Knowledge of Offer. You are familiar with the business and
               ------------------
operations of the Company and have been given the opportunity to obtain from the Company all information that you have requested regarding its business plans and prospects.

          (c)  Knowledge and Experience; Ability to Bear Economic Risks. You
               --------------------------------------------------------
have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the investment contemplated by this Agreement; and you are able to bear the economic risk of this investment in the Company (including a complete loss of this investment).

          (d)  Limitations on Disposition. You recognize that no public market
               --------------------------
exists for the Shares, and none will exist in the future (other than as set forth in the Registration Rights Agreement). You understand that you must bear the economic risk of this investment indefinitely unless your Shares are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Shares is qualified under applicable state securities laws or an exemption from such qualification is available, and that the Company has no obligation or present intention of so registering the Shares (other than as set forth in the Registration Rights Agreement). You further understand that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow you to Transfer any or all the Shares, in the amounts, or at the times you might propose. You understand at the present time Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission ("Rule 144") is not applicable to sales of the Shares because they are not registered under
Section 12 of the Exchange Act (as hereinafter defined) and there is not publicly available the information concerning the Company specified in Rule 144. You further acknowledge that the Company is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so. You further acknowledge the restrictions on disposition and other terms set forth in the Stockholders Agreement.

          (e)  Investment Purpose. You are acquiring the Shares solely for your
               ------------------
own account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Shares. No other Person (as hereinafter defined) has any right with respect to or interest in the Shares to be purchased by you, nor have you agreed to give any Person any such interest or right in the future.

          (f)  Capacity. You have full power and legal right to execute and
               --------
deliver this Agreement and to perform your obligations hereunder.

     SECTION 6.  COVENANTS
                 ---------

          (a)  Conduct of Business and Maintenance of Existence. The Company
               ------------------------------------------------
will continue to engage in business of the same general type as will be conducted by it on the Closing Date, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

          (b)  Compliance with Laws. The Company will comply in all material
               --------------------
respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

          (c)  Insurance. The Company will maintain insurance with responsible
               ---------
and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

          (d)  Keeping of Books. The Company will keep proper books of record
               ----------------
and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles.

          (e)  Lost, etc. Certificates Evidencing Shares (or Shares of Common
               --------------------------------------------------------------
Stock); Exchange.  Upon receipt by the Company of evidence reasonably
----------------
satisfactory to it of the loss, theft,
destruction or mutilation of any certificate evidencing any Shares owned by you, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Your agreement of indemnity shall constitute an indemnity satisfactory to the Company for purposes of this Section 6. Upon surrender of any certificate representing any Shares for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to you (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this
Section 6.

          (f)  Termination.  The provisions of this Section 6 (other than
               -----------
Section 6(e), which shall survive) shall remain in effect until the closing of an Initial Public Offering (as defined in the Stockholders Agreement).

     7.   SECURITIES ACT RESTRICTIONS. In addition to the legend required by
          ---------------------------
Section 1(a) of the Stockholders Agreement, the certificates evidencing the Shares will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

          "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

     8.   OTHER AGREEMENTS. On the Closing Date, the Company and each of you
          ----------------
shall execute and mutually deliver a counterpart of the Stockholders Agreement and the Registration Rights Agreement.

     9.   INTERPRETATION OF THIS AGREEMENT
          --------------------------------

          (a)  Terms Defined. As used in this Agreement, the following terms
               -------------
have the respective meaning set forth below:

               Exchange Act: the Securities Exchange Act of 1934, as amended.
               ------------

               Person: an individual, partnership, joint-stock company,
               ------
corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

               Registration Rights Agreement: that certain registration rights
               -----------------------------
agreement, dated as of the Closing Date, by and among the Company, each of you, the Management Investors and the other Investors identified therein.

               Securities Act:  the Securities Act of 1933, as amended.
               --------------

               Security, Securities: as defined in Section 2(1) of the
               --------------------
Securities Act.

               Transfer: any sale, assignment, pledge, hypothecation, or other
               --------
disposition or encumbrance.


          (b)  Directly or Indirectly. Where any provision in this Agreement
               ----------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (c)  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          (d)  Section Headings. The headings of the sections and subsections of
               ----------------
this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     SECTION 10   MISCELLANEOUS
                  -------------

          (a)  Notices. All communications under this Agreement shall be in
               -------
writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (i) if to GEI, at 3003 Summer Street, Stamford, CT 06905, Attention:
          Andreas T. Hildebrand (Fax No.:

          (203) 326-2495, or at such other address or facsimile number as GEI may have furnished the other parties hereto in writing;

          (ii) if to Warburg, at 466 Lexington Avenue, New York, New York 10017,
          Attention: Kewsong Lee (Fax No.: (212) 878-6162, or at such other address or facsimile number as Warburg may have furnished the other parties hereto in writing;

          (iii) if to the Company, to Eagle Family Foods Holdings, Inc., 220 White Plains Road, Tarrytown, New York 10591, Attention: Jonathan Rich, Esq. (Fax No.: (973) 263-3748), or at such other address or facsimile number as the Company may have furnished the other parties hereto in writing.

          (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (c)  Advances; Expenses and Taxes. (i) The Company agrees to (A) pay
               ----------------------------
the reasonable fees and disbursements of Coopers & Lybrand LLP, Willkie Farr & Gallagher and Dewey Ballantine LLP, and such other counsel, consultant or advisor as shall have been engaged by you, incurred in connection with the negotiation, preparation, execution and delivery of the Asset Purchase Agreement, the debt and equity financing and offering documents related thereto, this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Certificate of Incorporation and the other instruments and agreements entered into pursuant to this Agreement or such other agreements, and any amendments to the same and the due diligence activities related to the Asset Purchase Agreement and (B) reimburse each of you for all the out of pocket expenses incurred or advanced by you or by your respective counsel, consultants, advisors or agents on behalf of the Company in connection with the start-up activities of the Company, said payment or reimbursement to be made no later than thirty (30) days after a bill for such advances, fees and/or disbursements has been sent to the Company.

               (ii) The Company will pay, and save and hold each of you harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Shares.

          (d)  Reproduction of Documents. This Agreement and all documents
               -------------------------
relating thereto, including, without limitation, (i) consents, waivers and modifications relating hereto which may hereafter be executed, (ii) documents received by you on the Closing Date (except for certificates evidencing the Shares themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (e)  Survival. All warranties, representations, and covenants made by
               --------
you and the Company herein or in any certificate or other instrument delivered by one of you or the Company under this Agreement shall be considered to have been relied upon by the Company or you, as the case may be, and shall survive all deliveries to you of the Shares, or payment to the Company for such Shares, regardless of any investigation made by the Company or one of you, as the case may be, or on the Company's or your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

          (f)  Successors and Assigns; No Third Party Beneficiaries. This
               ----------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Nothing in this Agreement shall confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          (g)  Entire Agreement; Amendment and Waiver.  This Agreement, the
               --------------------------------------
Registration Rights Agreement, the Stockholders Agreement and the Certificate of Incorporation constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and each of you.

          (h)  Severability.  In the event that any part or parts of this
               ------------
Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          (i)  Obligations Several.  Notwithstanding anything to the contrary
               -------------------
contained in this Agreement, each of your representations and warranties, covenants and other agreements under this Agreement shall be several, but not joint.

          (j)  Limitation on Enforcement of Remedies. The Company hereby agrees
               -------------------------------------
that it will not assert against the limited partners of either of you any claim it may have under this Agreement by reason of any failure or alleged failure by either of you to meet its obligations hereunder.

          (k)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

               Please indicate your acceptance and approval of the foregoing in the space provided below.

                                           EAGLE FAMILY FOODS HOLDINGS, INC.


                                           By: /s/ John O'C. Nugent
                                           ---------------------------



ACCEPTED AND APPROVED
AS OF THE 23RD DAY OF
JANUARY, 1998


GE INVESTMENT PRIVATE PLACEMENT
 PARTNERS II, A LIMITED PARTNERSHIP

By: GE Investment Management
    Incorporated, its General
    Partner

By:    /s/ Michael M. Pastore
    -------------------------------
Name:  Michael M. Pastore
Title: Vice President


WARBURG, PINCUS VENTURES, L.P.

By: Warburg, Pincus & Co., its
    General Partner


By:     /s/ Kewsong Lee
    -------------------------------
Name:  Kewsong Lee
Title: Partner

                                 SCHEDULE I

                              PURCHASES OF SHARES


                                   Number of         Price Per          Number of         Price Per
                                   Shares of          Share of          Shares of          Share of
                                   Preferred         Preferred           Common             Common
Name of Subscriber                   Stock             Stock              Stock             Stock
-----------------------------  -----------------  ----------------  -----------------  ----------------
GE INVESTMENT PRIVATE
PLACEMENT PARTNERS II, A          404,075           $100.00          400,034.25             $1.00
LIMITED PARTNERSHIP

WARBURG, PINCUS VENTURES,         404,075           $100.00          400,034.25             $1.00
 L.P.

                                   EXHIBIT A


                         CERTIFICATE OF INCORPORATION

                                   EXHIBIT B


                                    BY-LAWS

                                       14